UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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THE 787 FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Released 2/1/08

IMPORTANT: PLEASE VOTE YOUR SHARES TODAY!

Dear Shareholder:

Two special shareholder meetings for the AXA Enterprise Mergers and Acquisitions Fund will be held on February 27, 2008. Two very important proposals are being considered at these meetings and, as a shareholder in the Fund, it is very important that you voice your opinion on these matters.

Each shareholder has received TWO proxy cards and BOTH cards must be voted. You can vote by telephone, Internet or mail.

TWO proxy cards are enclosed for each shareholder. Each card includes a description of the proposal that will be considered at each special meeting.

To vote by mail, sign and date BOTH cards and return them in the postage-paid envelope.

To vote by telephone, dial the toll-free number indicated on your proxy cards, enter the Control Numbers printed on the cards and follow the recorded instructions.

To vote on the Internet, log on to the web address indicated on your proxy cards, enter the Control Numbers, printed on the cards and follow the instructions.

NOTE: If you vote by phone or Internet, please do not return your proxy cards.

Please vote! Your vote is extremely important, no matter how many shares you own.

Each proposal has been reviewed by your Fund’s Board of Directors. In the Directors’ opinion, the proposals are fair and reasonable, and they recommend that you vote FOR each proposal. Please take a moment to read the enclosed materials before casting your vote.

Here is what a FOR vote means for Proposal 1 at the Special Meeting:

Approval of an Investment Advisory Agreement between the Fund and Gabelli Funds, LLC. Shareholders are being asked to approve a new investment advisory agreement between the Fund and Gabelli Funds. If shareholders approve the new investment advisory agreement, Gabelli Funds, rather than Enterprise Capital Management, Inc., will become the Fund’s new investment adviser and administrator. Please note that approval of shareholders of the new advisory agreement is contingent upon the election of the nominees for director identified in Proposal 2 below.

Here is what a FOR vote means for Proposal 2 at the Special Meeting:

Election of a new Board of Directors. The Directors supervise your Fund’s activities and review contractual arrangements with companies that provide services to the Fund. The proxy statement includes detailed information about all nominees.

Questions? Call, toll-free 1-866-586-0636	Please vote your shares as quickly as possible. Thank you in advance for your prompt attention to this matter.

Sincerely,

/s/ Steven M. Joenk
Steven M. Joenk
President

#242836v1	787 SH Letter